Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Independent Bank Corp. of our report dated June 17, 2011, relating to our audit of the consolidated financial statements of Central Bancorp Inc. and Subsidiary as of and for the year ended March 31, 2011, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ McGladrey LLP

Boston, Massachusetts

July 2, 2012